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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DUKE REALTY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State of incorporation or Organization)	35-1740409 (I.R.S. Employer Identification no.)
600 EAST 96TH STREET SUITE 100 INDIANAPOLIS, INDIANA 46240 (Address of Principal Executive Offices and Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-108557

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Depositary Shares, each representing 1/10th of a 6.6% Series L Cumulative Redeemable Preferred Share	Name of Each Exchange on Which Each Class is to be Registered New York Stock Exchange

        Securities registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

        The securities of Duke Realty Corporation (the "Registrant") to be registered on the New York Stock Exchange are 8,000,000 Depositary Shares (the "Depositary Shares"), each representing 1/10th of a 6.6% Series L Cumulative Redeemable Preferred Share, $0.01 par value, $250.00 liquidation preference (collectively, the "Series L Preferred Shares"), of the Registrant. A description of the Depositary Shares and the Series L Preferred Shares is set forth under the caption "Description of the Series L Preferred Shares and Depositary Shares" on pages S-11 through S-15 of the prospectus supplement dated November 2, 2004, which prospectus supplement was filed on November 4, 2004 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and made a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-108557). Such description shall be deemed to be incorporated by reference in this Registration Statement.

Item 2.    Exhibits.

  3.1
  Third Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed on May 13, 2003.

  3.2
  Third Amended and Restated Bylaws of the Registrant, incorporated by reference from Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed on May 13, 2003.

  4.1
  Deposit Agreement by and among the Registrant, American Stock Transfer & Trust Company and the holders from time to time of the Depositary Receipts (which includes as an exhibit the form of Depositary Receipt), incorporated by reference from Exhibit 4 to the Registrant's Current Report on Form 8-K filed on November 29, 2004.

  4.2
  Designating Amendment to the Third Restated Articles of Incorporation of the Registrant establishing the terms of the 6.6% Series L Cumulative Redeemable Preferred Stock, incorporated by reference from Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 29, 2004.

  4.3
  Form of certificate representing the Series L Preferred Shares, incorporated by reference from Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on November 29, 2004.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DUKE REALTY CORPORATION
Date: December 15, 2004	By:	/s/ HOWARD L. FEINSAND
Name:	Howard L. Feinsand
Title:	Executive Vice President, General Counsel and Secretary

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